Exhibit 10.9


                                SECOND AMENDMENT
                              -------------------


     This second amendment (this "Amendment") is made on this 18th day of February, 1998 to the Employment Agreement, dated February 1, 1996, as amended as of September 1, 1997, by and between Joel Freedman and IDM Environmental Corp., a New Jersey corporation (the "Employment Agreement"). All capitalized terms not defined herein shall be defined as in the Employment Agreement.

     Pursuant to and in accordance with Section 7.01 of Article VII of the Employment Agreement, the parties hereto agree to modify the Employment Agreement as follows:

     1. Section 2.06 of Article II of the Employment Agreement is hereby deleted in its entirety and replaced with the following:


               "2.06 Stock Option Grant. The Company hereby grants to the Employee an option to purchase from the Company Two Million Two Hundred Fifty Thousand (2,250,000) shares of the common stock of the Company, $0.001 par value, at an exercise price of $3.719 per share subject to the terms and conditions set forth on Appendix A attached hereto and made a part hereof."


     2. This Amendment and the provisions set forth herein are effective immediately and are merged into and made a part of the Employment Agreement.

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     IN WITNESS WHEREOF, the parties have executed this Amendment on the day and date herein first set forth. IDM ENVIRONMENTAL CORP.


                                        By: /s/  Frank A. Falco
                                          ------------------------------------
                                             Frank A. Falco, Chairman



                                        EMPLOYEE:
                                          ------------------------------------
                                             Joel Freedman


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